UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): September 14, 2022
PubMatic, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39748	20-5863224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
N/A
(Address of Principal Executive Offices) (Zip Code)
N/A
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PUBM	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement
On September 14, 2022 (the “Agreement Date”), PubMatic, Inc. (“PubMatic” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marlin Acquisition Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubMatic (“Merger Sub”), ConsultMates, Inc., a Delaware corporation (“Martin”), and Shareholder Representative Services LLC (in its capacity as the equityholders’ agent).
Upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Martin, with Martin surviving as a wholly owned subsidiary of PubMatic (the “Merger”).
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, including customary purchase price adjustments, the aggregate consideration PubMatic will pay in exchange for all of the outstanding equity interests of Martin is approximately $45 million in cash, consisting of: (i) approximately $26.5 million to be paid to Martin equityholders upon the Closing, (ii) approximately an additional $14 million to be paid over the three years following Closing subject to the satisfaction of certain retention conditions, and (iii) an additional $4.5 million subject to a holdback provision for a period of 15 months to partially secure certain indemnification obligations and amounts payable resulting from any post-closing purchase price adjustments (collectively, the “Merger Consideration”).
At the effective time of the Merger, all outstanding shares of Martin’s capital stock will be canceled and converted into the right to receive a portion of the Merger Consideration pursuant to the terms and subject to the conditions set forth in the Merger Agreement. All options to acquire shares of Martin’s capital stock (“Martin Options”) outstanding as of immediately prior to the effective time of the Merger will be treated as follows: (i) all vested Martin Options that are in the money as of the Closing (the “Martin Qualifying Options”) will be canceled and extinguished and will be converted into the right to receive a portion of the Merger Consideration and (ii) all Martin Options that are not Martin Qualifying Options will be canceled and extinguished for no consideration. Following the Closing, in accordance with PubMatic’s standard cash and equity award policies, the continuing employees of Martin will be awarded certain restricted stock units under PubMatic’s 2020 Equity Incentive Plan and/or cash awards.
The Merger Agreement contains customary representations, warranties and covenants by Martin and PubMatic. The assertions embodied in such representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. PubMatic does not believe that these schedules contain information that is material to an investment decision. As a result of the foregoing, investors are encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of PubMatic, Martin or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.
PubMatic’s and Martin’s obligations to consummate the Merger are subject to customary closing conditions, including, among other things, (i) the accuracy of certain representations and warranties made by the other party in the Merger Agreement (subject to certain materiality exceptions) and (ii) the other party’s material compliance with its covenants set forth in the Merger Agreement.
The Merger Agreement contains customary termination provisions, including, among other things, that either PubMatic or Martin may terminate the Merger Agreement by written notice to the other, if the closing of the Merger has not occurred on or before November 13, 2022, or such other date that PubMatic and Martin may agree upon in writing. If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality and expenses payment obligations, except in the case of an intentional misrepresentation made by, or a willful breach of any covenant, agreement or obligation of, such party in the Merger Agreement.
Martin’s stockholders and holders of Martin Qualifying Options (collectively, the “Converting Holders”) have agreed to indemnify PubMatic for, among other things, (i) breaches of representations, warranties and covenants, (ii) inaccuracies in the calculation and distribution of the Merger Consideration, (iii) outstanding litigation, (iv) claims by Martin’s equityholders, (v) liabilities for pre-Closing taxes, (vi) liabilities for adjustment in taxable income, (vii) actual fraud by or on behalf of Martin, and (viii) certain other specified matters.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 8.01.     Other Events.
On September 14, 2022, PubMatic issued a press release announcing that PubMatic and Martin had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 14, 2022, by and among PubMatic, Inc., Marlin Acquisition Sub, Inc., ConsultMates, Inc. and Shareholder Representative Services LLC.
99.1	Press Release of the Company, dated September 14, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. PubMatic will furnish to the Securities and Exchange Commission (“SEC”) copies of any such schedules upon request.
Use of Forward-Looking Statements
This Current Report on Form 8-K and certain information incorporated herein by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the anticipated benefits of the transaction, are forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, without limitation, risk related to the ability of the parties to satisfy the closing conditions in a timely fashion or at all, risks related to the integration of Martin into PubMatic, risk related to the potential impact on Martin’s business and business relationships as a result of the transaction and risk related to the ability of PubMatic and Martin to retain and motivate key employees. It is not possible for PubMatic’s management to predict all risks, nor can PubMatic assess the impact of all factors on PubMatic’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements PubMatic may make. In light of these risks, uncertainties, and assumptions, the actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. For more information about risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, please refer to PubMatic’s Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. PubMatic undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubMatic, Inc.
Date: September 14, 2022	By:	/s/ Steven Pantelick
Steven Pantelick
Chief Financial Officer